EXHIBIT 1

JOINT FILING AGREEMENT

We, the signatories of the Statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

Date:  April 18, 2013

ULYSSES MANAGEMENT LLC

By:	/s/ Joshua Nash
Name:	Joshua Nash
Title:	Managing Member

ULYSSES PARTNERS L.P.

By:	/s/ Joshua Nash
Name:	Joshua Nash
Title:	Managing Member of Joshua Nash LLC, the Managing General Partner of Ulysses Partners L.P.

JOSHUA NASH LLC

By:	/s/ Joshua Nash
Name:	Joshua Nash
Title:	Member

JOSHUA NASH

By:	/s/ Joshua Nash
Name:	Joshua Nash

ULYSSES OFFSHORE FUND LTD.

By:	/s/ Joshua Nash
Name:	Joshua Nash
Title:	President